UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549
________________________________________

 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported: July 25, 2000

THE MONTANA POWER COMPANY

(Exact name of registrant as specified in its charter)
Montana (State or other jurisdiction of incorporation)	1-4566 (Commission File Number)	81-0170530 (IRS Employer Identification No.)

40 East Broadway, Butte, Montana 59701
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code (406) 497-3000
Exhibit Index is found on page 11.

ITEM 5.  Other Events.

Financial Results

SECOND QUARTER 2000 COMPARED WITH SECOND QUARTER 1999

The Montana Power Company reported consolidated basic net income of $0.34 per share in the second quarter, an increase of nearly 55 percent when compared with second quarter 1999 consolidated basic net income of $0.22 per share. Utility earnings for the second quarter 2000 decreased $0.07 per share, from earnings of $0.05 per share to a loss of $0.02 per share. Nonutility earnings for the second quarter 2000 more than doubled, increasing from $0.17 per share to $0.36 per share, due in large part to a gain resulting from the sale of our interest in an independent power project.

The December 17, 1999, sale of substantially all of our electric generating assets with a book value of approximately $497,000,000 to PPL Montana, LLC reduced our utility's net income for second quarter 2000 compared with second quarter 1999. In addition, a voluntary electric rate reduction effective in early February 2000 negatively affected our results.

In the nonutility sector, our independent power operations reported increased earnings. On June 30, Continental Energy Services sold its equity interest in the Brazos generating project in Cleburne, Texas and recorded a pretax gain of approximately $34,300,000. In addition, our oil and natural gas operations reported improved earnings as a result of higher commodity prices.

Electric Utility and Natural Gas Utility

Electric Utility

With the sale of our electric generating assets, we reduced our utility net plant by approximately $497,000,000. Since the Company no longer earns an equity rate of return on those assets, as expected, we experienced a decline in utility earnings.

Prior to the sale, we billed revenues in part to cover the costs of operating the generating plants, pay taxes and interest, and to earn a return on our shareholders' investment. Since the sale, we continue to bill for energy supply, but now these revenues cover the costs to purchase power to serve our core customers. These costs no longer fluctuate based on actual operating results, but are fixed based on an allocated cost-of-service price. While our revenues to our core customers were not affected by the sale, we now pay the profit component of revenues - which previously represented the return on our shareholders' investment - to PPL Montana as part of purchased power expenses. Buyback contracts entered into with PPL Montana allow us to purchase power necessary to serve our core customers through the transition period ending in 2002. The price in the buyback contracts, $22.25/MWh, represents our net fully allocated costs of service in current rates, replacing operations and maintenance expense, depreciation expense, property tax expense, and return on investment. We reflect the costs of purchased power under the buyback contracts in operating expenses as power supply expenses.

Montana's 1997 Electric Industry Restructuring and Customer Choice Act (Electric Act) established a rate freeze through July 1, 2000, for the transmission and distribution component of rates for all electric customers. Now that the Electric Act's rate freeze has expired, we expect to file a request for a rate increase with the Montana Public Service Commission (PSC) next month. The amount of the increase requested is currently being determined.

In January 2000, as a result of the sale of our electric generating assets proceeds being in excess of book value, we filed a rate reduction request with the PSC for approximately $16,700,000 annually. This rate reduction, which was voluntary pending a final determination by the PSC of our Tier II issues, became effective on February 2, 2000. For additional information on the Tier II filing, see Note 4, "Deregulation and Regulatory Matters," of our 1999 Annual Report on Form 10-K.

Income from electric utility operations decreased approximately $21,200,000, or 79 percent compared to 1999, primarily because of the effects of the sale of our electric generating assets and the voluntary rate reduction discussed above.

Revenues: Revenues decreased approximately $6,500,000, primarily due to the effects of the following items:

    A decrease of approximately $4,200,000 in general business revenues, mainly from the voluntary rate reduction discussed above and a weather-related reduction in volumes sold. Weather was 8 percent warmer than normal and 20 percent warmer than in 1999. Revenues also decreased as a result of customers continuing to choose other suppliers. These volume decreases were partially offset by decreases in purchased power costs.

    A decrease of approximately $2,300,000 in intersegment revenues principally because an affiliate, The Montana Power Trading & Marketing Company (MPT&M), no longer engages in secondary market sales requiring the use of our lines to transmit energy. An increase in revenues from transmitting energy for PPL Montana partially offset this decrease.

Expenses: Overall expenses increased approximately $14,700,000 because of the effects of the following items, most of which, as discussed, were attributable to the generation sale:

    Operating expenses - consisting of power-supply expenses, including purchased power expenses and fuel expenses; transmission and distribution expenses; and selling, general, and administrative expenses - increased approximately $22,400,000 as a result of the following:

    Power-supply expenses increased, mainly because of increased purchased power costs required to supply electric energy to our core customers, along with a higher average price for wholesale power under a purchase contract. This increase was partially offset by a decrease in purchased power resulting from warmer weather and customers choosing other suppliers. As discussed above, the increase in purchased power costs attributable to the generation sale is recoverable in rates.

    Transmission and distribution wheeling expenses decreased primarily because, as discussed above, we are no longer selling surplus generation in the secondary markets. As a result, we did not incur the costs associated with using other utilities' lines outside our service territory to transmit this energy.

    Taxes other than income taxes and depreciation expense decreased a total of approximately $7,700,000, as a result of the sale of most of our generation plant.

Regulatory: The Electric Act established a rate moratorium for all electric customers pursuant to which transmission and distribution rates could not be increased until July 1, 2000. We expect to file a file a combined request for increased electric and natural gas rates with the PSC next month. The amount of increases that we will seek is currently being determined.

Natural Gas Utility

Income from operations decreased approximately $1,200,000 compared to 1999.

Revenues: Revenues decreased approximately $400,000 mainly because a weather-related decrease in volumes sold more than offset the increase in rates discussed below. Weather was 6 percent warmer than normal and 20 percent warmer than in 1999.

Expenses: Operating expenses increased approximately $1,000,000 chiefly because of increased selling, general, and administrative expenses. Taxes other than income taxes decreased approximately $300,000 principally due to our June 2000 settlement of a property tax dispute with the Montana Department of Revenue. As a result of this settlement, we reduced property tax expense by approximately $500,000.

Regulatory: On August 12, 1999, we filed a natural gas rate case with the PSC requesting, among other matters, increased annual revenues of $15,400,000, with a proposed interim increase of $11,500,000. An interim increase of $7,600,000 became effective on December 10, 1999. A final PSC order that became effective on April 1, 2000 approved an additional increase of $2,800,000. Next month, we expect to file a combined request for increased natural gas and electric rates for amounts not yet determined.

Interest Expense and Other Income

Interest expense decreased approximately $4,200,000 with the net retirement of long-term debt in 1999 and early 2000 and the decrease in the interest expense related to the Kerr Project mitigation liability, which was reduced with our sale of generation assets. Other Income - Net increased approximately $3,900,000 primarily because of interest income earned on the higher cash balances held in 2000 compared to 1999.

Nonutility - Telecommunications; Coal; Independent Power Operations; Oil & Natural Gas; and Other

Compared with the second quarter 1999, nonutility earnings for the second quarter 2000 increased $0.19 per share, an increase of more than 100 percent. Our independent power operations, with the sale of its equity interest in the Brazos project, and our oil and natural gas operations, with higher overall commodity prices, contributed to the nonutility sector's improvement.

Telecommunications Operations

Income from our telecommunications operations decreased approximately $2,200,000 primarily due to lower net earnings from our unconsolidated investments.

Revenues: Excluding earnings from unconsolidated investments, revenues increased approximately $7,500,000, or 35 percent. This increase principally consists of the effects of the following elements:

    Increased network-services revenues, including private-line and Local Multi-Point Distribution Services (LMDS) revenues, of approximately $5,200,000, primarily as a result of an increase in customer growth.

    Increased switched-services revenues, including long-distance and Internet-services revenues, of approximately $100,000 mainly because of more minutes sold.

    Decreased equipment revenues of approximately $2,800,000 mainly resulting from 1999 equipment upgrades to address Year 2000 concerns and 1999 sales to a school district.

    Increased revenues of approximately $4,500,000 associated with infrastructure investments for a Personal Communications Services (PCS) joint venture for which a Touch America affiliate provided equipment and engineering and construction services.

Earnings from unconsolidated investments were approximately $1,600,000 lower compared with the same period in 1999, primarily because of anticipated losses of approximately $800,000 related to Touch America's equity interest in the Minnesota PCS, LP joint venture. We expect this venture to continue to incur losses through 2003 as it expands its network and increases its marketing efforts, and we estimate Touch America's share of these anticipated losses to be an additional $400,000 per month for the remainder of 2000. Earnings from dark-fiber transactions, primarily from the FTV Communications LLC joint venture, were approximately $1,100,000 lower than in 1999 as a result of the substantial completion of FTV's network during the second quarter of 1999. This decrease was partially offset by net earnings from other joint ventures in which Touch America owns equity interests.

Expenses: Operating expenses increased approximately $7,300,000, attributable chiefly to increased customers, increased expenses and salaries as we expand Touch America's infrastructure, and increased marketing efforts. Taxes other than income taxes decreased approximately $200,000, despite increased property taxes representing expansion of Touch America's fiber-optic network, as a result of a revision in our state property tax assessed values for 2000. Depreciation and amortization expense increased approximately $1,100,000, again representing increased plant in service.

Coal Operations

Income from our coal operations decreased approximately $4,300,000 when compared with the second quarter of 1999.

Revenues: Both of our coal operations experienced lower overall revenues. Western Energy's revenues decreased approximately $6,200,000 due to a 14 percent decrease in tons sold, as a result of scheduled maintenance and unplanned outages at the Colstrip generating plants, and an 8 percent decrease in average revenue per ton sold. These reduced sales to the Colstrip Units were partially offset by sales to a midwestern utility beginning in the first quarter of 2000. Northwestern Resources' lignite revenues decreased approximately $2,800,000 as an 18 percent decrease in tons sold, due to scheduled maintenance at Reliant Energy's generating plants, more than offset an 8 percent increase in average revenue per ton.

Expenses: Operating expenses decreased approximately $3,200,000 with lower volumes sold reducing royalties, reclamation, and contract stripping costs. Taxes other than income taxes also decreased, primarily as a result of the decreased revenues at the Rosebud Mine.

Independent Power Operations

Income from our independent power operations increased approximately $30,700,000.

Revenues: Excluding earnings from unconsolidated investments, revenues decreased approximately $3,200,000 mainly because of the effects of a December 1999 agreement with the Los Angeles Department of Water and Power (LADWP). The Independent Power Group's Colstrip 4 Lease Management Division sold the leased share of Colstrip Unit 4 generation to LADWP and, in December 1999, the governing agreement was terminated and a new agreement, expiring in December 2010, was established. We received approximately $106,000,000 from the LADWP in December 1999, which we are recognizing in earnings over the new agreement period. The new agreement results in lower net revenues over future periods, but allowed us to extract the value of the existing agreement and reinvest the proceeds.

With Continental Energy's sale of its equity interest in the Brazos project in Texas, earnings from unconsolidated investments increased approximately $34,100,000. A third party purchased all of the equity interests of the partnership that owned the project, including the ownership interest of Continental Energy. As a result of this sale, we recorded a pretax gain of approximately $34,300,000. With this sale, we mitigated risks associated with a contract dispute between the partnership and the power purchaser regarding the terms of the power-purchase agreement.

Oil & Natural Gas Operations

Income from our oil and natural gas operations increased approximately $6,300,000 versus second quarter of 1999. Revenues increased as a result of significantly higher prices. Depreciation expense increased as a result of increased volumes produced from our oil and natural gas reserves.

Interest Expense and Other Income

Mainly because of reduced short-term borrowings, interest expense decreased approximately $700,000. Other Income - Net decreased approximately $1,500,000 primarily because the funds available for investments in the first six months of 2000 were less than the funds available for investments in the first six months of 1999.

YEAR-TO-DATE 2000 COMPARED WITH YEAR-TO-DATE 1999

Year-to-date 2000 earnings were $0.62 per share, an increase of $0.10 per share, or approximately 19 percent, versus year-to-date 1999 earnings. Utility earnings were $0.06 per share, down $0.12 per share, or approximately 67 percent, when compared with $0.18 per share for the six months ended June 30, 1999. Nonutility earnings were $0.56 per share, up $0.22 per share, or approximately 65 percent, when compared with $0.34 per share for the six months ended June 30, 1999. Our independent power and oil and natural gas businesses contributed to overall improvement in the nonutility sector of our business.

Electric Utility and Natural Gas Utility

Income from electric utility operations for the six months ended June 30, 2000, decreased approximately $38,600,000, or 68 percent, compared with income from operations for the six months ended June 30, 1999. Year-to-date 2000 income from natural gas utility operations, when compared with year-to-date 1999, increased approximately $700,000, or 6 percent.

Electric Utility

Revenues: Revenues from electric utility operations decreased approximately $23,700,000 compared with year-to-date 1999, principally for the reasons mentioned above in the discussion of the second quarter. Weather was 10 percent warmer than normal and 3 percent warmer than in 1999.

Expenses: Operating expenses increased approximately $30,200,000 compared to the six months ended June 30, 1999. These expenses changed for essentially the same reasons mentioned in the discussion of the second quarter.

Natural Gas Utility

Revenues: Revenues increased approximately $4,000,000 principally due to increased rates. Weather was 4 percent warmer than normal and 4 percent warmer than in 1999.

Expenses: Operating expenses increased approximately $3,600,000 mainly for the reasons discussed in the results of the second quarter. Taxes other than income taxes decreased approximately $400,000 primarily as a result of the reasons mentioned above in the discussion of the second quarter.

Interest Expense and Other Income

Interest expense decreased and Other Income - Net increased primarily for the reasons mentioned above in the discussion of the second quarter.

Nonutility - Telecommunications; Coal; Independent Power Operations; Oil & Natural Gas; and Other

Income from operations for the six months ended June 30, 2000 increased approximately $37,400,000, or 84 percent, when compared to 1999. The strong improvement in income from operations was generally attributable to the same factors discussed in our second quarter results relating to our independent power operations and oil and natural gas operations.

Telecommunications Operations

For the six months ended June 30, 2000, income from our telecommunications operations decreased approximately $1,900,000 compared with the six months ended June 30, 1999, due to the same reasons mentioned above in the discussion of the second quarter.

Revenues: Excluding earnings from unconsolidated investments, revenues increased approximately $11,900,000, or 29 percent, principally for the reasons mentioned above in the discussion of the second quarter. The increase in operating revenues consists of several elements: network-services revenues (increasing approximately $9,000,000); switched-services revenues (increasing approximately $1,000,000); and revenues related to the PCS joint venture mentioned above in the results of the second quarter (increasing approximately $5,300,000). A decrease of approximately $3,800,000 in equipment revenues partially offset these increases.

Earnings from unconsolidated investments were approximately $2,400,000 lower compared with the same period in 1999. This decrease was the result of Touch America's anticipated losses of approximately $1,000,000 related to its equity investment in the Minnesota PCS, LP joint venture and lower income from dark-fiber transactions of approximately $2,200,000, primarily resulting from the FTV Communications LLC joint venture. These decreases were somewhat offset by the receipt of net earnings from other joint ventures in which Touch America owns interests.

Expenses: Operating expenses increased approximately $9,500,000, attributable chiefly to the combination of expenses mentioned above in the discussion of the second quarter. Taxes other than income taxes increased approximately $900,000 as a result of increased property taxes, representing expansion of Touch America's fiber-optic network, offset by revised property tax assessed values for 2000. Depreciation and amortization expense increased approximately $1,000,000 because of increased plant in service.

Coal Operations

Income from our coal operations decreased approximately $4,000,000 when compared with the first six months of 1999.

Revenues: Western Energy's revenues increased approximately $1,400,000 as a 3 percent increase in average revenue per ton sold was partially offset by a 1 percent decrease in tons sold. Northwestern Resources' lignite revenues decreased approximately $2,500,000 as a 10 percent decrease in tons sold more than offset a 5 percent increase in average revenues per ton.

Expenses: Operating expenses increased approximately $2,600,000 due to higher reclamation, maintenance, and diesel fuel costs. These increases were partially offset by lower contract stripping expenses.

Independent Power Operations

Year-to-date 2000 income from our independent power operations increased approximately $29,300,000 compared with year-to-date 1999.

Revenues: Excluding earnings from unconsolidated investments, revenues decreased approximately $3,700,000 mainly because of the effects of the December 1999 agreement with the LADWP discussed in our second quarter results above. Earnings from unconsolidated investments increased approximately $34,400,000 mainly due to Continental Energy's pretax gain resulting from the sale of its equity interest in the Brazos project, as discussed above in the second quarter results .

Oil & Natural Gas Operations

Income from our oil and natural gas operations for the six months ended June 30, 2000, as compared with the six months ended June 30, 1999, increased approximately $11,800,000. Revenues increased as a result of significantly higher prices. The higher prices resulted in increased purchased gas costs. Depreciation expense increased primarily as a result of the reasons mentioned above in the discussion of the second quarter.

Interest Expense

Interest expense and Other Income - Net decreased mainly for the reasons mentioned above in the discussion of the second quarter.

TWELVE MONTHS ENDED JUNE 30, 2000 COMPARED WITH TWELVE MONTHS ENDED JUNE 30, 1999

During the twelve months ended June 30, 2000, consolidated earnings were $1.44 per share. For the twelve months ended June 30, 1999, consolidated earnings were $1.48 per share. The $1.44 per share for the twelve months ended June 30, 2000, consists of relatively stable (1) utility earnings of $0.44 per share (compared with $0.43 per share for the twelve months ended June 30, 1999), and (2) nonutility earnings of $1.00 per share (compared with $1.05 per share for the twelve months ended June 30, 1999).

ADDITIONAL INFORMATION

This Form 8-K may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements should be read with the cautionary statements and important factors included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. See Part I, "Warnings About Forward-Looking Statements." Forward-looking statements are all statements other than statements of historical fact, including, without limitation, those that are identified by the use of the words "expects," "believes," "anticipates," and similar expressions.

On June 22, 1999, the Board of Directors approved, effective August 6, 1999, a two-for-one split of the Company's outstanding common stock to all shareholders of record on July 16, 1999. We have adjusted all 1999 earnings-per-share and share information for the split.

For comparative purposes, the following table shows the breakdown of consolidated basic net income per share by principal business segment:

	Quarter Ended
	June 30, 2000	June 30, 1999
Utility Operations	($0.02)	$ 0.05
Nonutility Operations	0.36	0.17
Consolidated	$ 0.34	$ 0.22
	Six Months Ended
	June 30, 2000	June 30, 1999
Utility Operations	$ 0.06	$ 0.18
Nonutility Operations	0.56	0.34
Consolidated	$ 0.62	$ 0.52
	Twelve Months Ended
	June 30, 2000	June 30, 1999
Utility Operations	$ 0.44	$ 0.43
Nonutility Operations	1.00	1.05
Consolidated	$ 1.44	$ 1.48

ITEM 7.  Financial Statements and Exhibits.
Exhibit
99a	Preliminary Consolidated Statements of Income for the Quarters Ended June 30, 2000 and 1999; Six Months Ended June 30, 2000 and 1999; and for the Twelve Months Ended June 30, 2000 and 1999.
99b

Preliminary Utility Operations Schedule of Revenues and Expenses for the Quarters Ended June 30, 2000 and 1999; Six Months Ended June 30, 2000 and 1999; and for the Twelve Months Ended June 30, 2000 and 1999.

99c

Preliminary Nonutility Operations Schedule of Revenues and Expenses for the Quarters Ended June 30, 2000 and 1999; Six Months Ended June 30, 2000 and 1999; and for the Twelve Months Ended June 30, 2000 and 1999.

99d	Preliminary Operating Statistics for the Quarters Ended June 30, 2000 and 1999; Six Months Ended June 30, 2000 and 1999; and for the Twelve Months Ended June 30, 2000 and 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE MONTANA POWER COMPANY
(Registrant)
By	/s/ J.P. Pederson
J.P. Pederson
Vice Chairman and Chief
Financial Officer

Dated: July 25, 2000

Exhibit Index
Exhibit		Page
99a	Preliminary Consolidated Statements of Income for the Quarters Ended June 30, 2000 and 1999; Six Months Ended June 30, 2000 and 1999; and for the Twelve Months Ended June 30, 2000 and 1999.	12
99b	Preliminary Utility Operations Schedule of Revenues and Expenses for the Quarters Ended June 30, 2000 and 1999; Six Months Ended June 30, 2000 and 1999; and for the Twelve Months Ended June 30, 2000 and 1999.	13
99c	Preliminary Nonutility Operations Schedule of Revenues and Expenses for the Quarters Ended June 30, 2000 and 1999; Six Months Ended June 30, 2000 and 1999; and for the Twelve Months Ended June 30, 2000 and 1999.	14
99d	Preliminary Operating Statistics for the Quarters Ended June 30, 2000 and 1999; Six Months Ended June 30, 2000 and 1999; and for the Twelve Months Ended June 30, 2000 and 1999.	16

 Exhibit 99a

THE MONTANA POWER COMPANY AND SUBSIDIARIES
PRELIMINARY CONSOLIDATED STATEMENT OF INCOME
	Quarter Ended June 30		Six Months Ended June 30	12 Months Ended June 30
	2000	1999	2000	1999	2000	1999
			(Thousands of Dollars) (except per share amounts)
REVENUES	$333,773	$309,500	$698,637	$631,268	$1,409,678	$1,345,379
EXPENSES:
Operating expenses	228,522	206,196	489,419	412,529	965,212	829,874
Taxes other than income taxes	20,757	25,338	47,088	51,106	99,863	96,961
Depreciation, depletion, and amortization	25,180	27,601	50,285	55,355	106,075	114,835
Write-downs of long-lived assets	-	-	-	-	7,083	-
	274,459	259,135	586,792	518,990	1,178,233	1,041,670
INCOME FROM OPERATIONS	59,314	50,365	111,845	112,278	231,445	303,709
INTEREST EXPENSE AND OTHER INCOME:
Interest	8,970	12,871	20,360	26,500	36,866	58,450
Distributions on mandatorily redeemable preferred securities of subsidiary trust	1,373	1,373	2,746	2,746	5,492	5,492
Other income - net	(6,145)	(2,626)	(14,488)	(6,495)	(19,022)	(9,510)
	4,198	11,618	8,618	22,751	23,336	54,432
INCOME TAXES	18,699	13,498	35,531	30,454	49,140	83,003
NET INCOME	36,417	25,249	67,696	59,073	158,969	166,274
DIVIDENDS ON PREFERRED STOCK	922	922	1,845	1,845	3,690	3,690
NET INCOME AVAILABLE FOR COMMON STOCK	35,495	24,327	65,851	57,228	155,279	162,584
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - BASIC (000)	105,598	110,184	105,575	110,165	107,449	110,115
BASIC EARNINGS PER SHARE OF COMMON STOCK	$0.34	$0.22	$0.62	$0.52	$1.44	$1.48
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING - DILUTED (000)	106,664	111,098	106,899	110,940	108,480	110,554
DILUTED EARNINGS PER SHARE OF COMMON STOCK	$0.33	$0.22	$0.62	$0.52	$1.43	$1.47

Exhibit 99b

PRELIMINARY UTILITY OPERATIONS
	Quarter Ended June 30		Six Months Ended June 30		12 Months Ended June 30
	2000	1999	2000	1999	2000	1999
			(Thousands of Dollars)
ELECTRIC UTILITY:
REVENUES:
Revenues	$101,394	$105,443	$202,885	$221,977	$437,841	$453,461
Intersegment revenues	321	2,778	1,891	6,468	9,039	11,590
	101,715	108,221	204,776	228,445	446,880	465,051
EXPENSES:
Operating expenses	77,794	55,419	149,702	119,536	285,618	236,424
Taxes other than income taxes	9,100	12,535	18,825	25,289	44,393	47,433
Depreciation and amortization	9,209	13,494	18,366	27,173	44,767	57,328
	96,103	81,448	186,893	171,998	374,778	341,185
INCOME FROM ELECTRIC OPERATIONS	5,612	26,773	17,883	56,447	72,102	123,866
NATURAL GAS UTILITY:
REVENUES:
Revenues (including gas supply cost revenues)	22,046	22,390	66,840	62,735	115,223	109,437
Intersegment revenues	32	137	235	336	528	711
	22,078	22,527	67,075	63,071	115,751	110,148
EXPENSES:
Operating expenses	16,840	15,847	43,685	40,083	75,278	71,048
Taxes other than income taxes	3,115	3,453	6,847	7,270	13,910	14,652
Depreciation, depletion, and amortization	2,413	2,289	4,781	4,640	9,420	8,938
	22,368	21,589	55,313	51,993	98,608	94,638
INCOME (LOSS) FROM GAS OPERATIONS	(290)	938	11,762	11,078	17,143	15,510
INTEREST EXPENSE AND OTHER:
Interest	10,194	14,442	23,228	28,880	42,552	58,112
Distributions on mandatorily redeemable preferred securities of subsidiary trust	1,373	1,373	2,746	2,746	5,492	5,492
Other income - net	(4,978)	(1,034)	(11,567)	(2,318)	(12,814)	(5,246)
	6,589	14,781	14,407	29,308	35,230	58,358
INCOME (LOSS) BEFORE INCOME TAXES	(1,267)	12,930	15,238	38,217	54,015	81,018
INCOME TAXES	(212)	5,995	7,302	16,669	2,573	30,109
DIVIDENDS ON PREFERRED STOCK	922	922	1,845	1,845	3,690	3,690
UTILITY NET INCOME AVAILABLE FOR COMMON STOCK	($1,977)	$6,013	$6,091	$19,703	$47,752	$47,219

Exhibit 99c

PRELIMINARY NONUTILITY OPERATIONS
	Quarter Ended June 30		Six Months Ended June 30		12 Months Ended June 30
	2000	1999	2000	1999	2000	1999
			(Thousands of Dollars)
TELECOMMUNICATIONS:
REVENUES:
Revenues	$28,520	$21,354	$52,646	$41,129	95,867	$86,669
Earnings from unconsolidated investments	(874)	677	(272)	2,100	8,020	7,365
Intersegment revenues	419	126	727	354	1,385	1,149
	28,065	22,157	53,101	43,583	105,272	95,183
EXPENSES:
Operating expenses	19,521	12,270	33,041	23,498	56,847	44,262
Taxes other than income taxes	210	385	2,278	1,425	4,615	2,489
Depreciation and amortization	3,166	2,109	5,540	4,524	10,064	8,365
	22,897	14,764	40,859	29,447	71,526	55,116

INCOME FROM TELECOMMUNICATIONS OPERATIONS	5,168	7,393	12,242	14,136	33,746	40,067
COAL:
REVENUES:
Revenues	47,486	48,779	104,767	92,217	209,603	181,700
Intersegment revenues	2,102	9,836	6,040	19,740	26,029	38,680
	49,588	58,615	110,807	111,957	235,632	220,380
EXPENSES:
Operating expenses	38,062	41,270	81,257	78,624	169,608	158,563
Taxes other than income taxes	5,128	6,657	13,132	13,014	25,877	23,952
Depreciation, depletion, and amortization	1,797	1,799	3,810	3,684	7,572	5,013
	44,987	49,726	98,199	95,322	203,057	187,528
INCOME FROM COAL OPERATIONS	4,601	8,889	12,608	16,635	32,575	32,852
INDEPENDENT POWER:
REVENUES:
Revenues	15,932	18,734	33,681	36,968	71,814	74,296
Earnings from unconsolidated investments	38,209	4,131	43,909	9,464	55,487	90,638
Intersegment revenues	64	425	264	663	1,365	1,496
	54,205	23,290	77,854	47,095	128,666	166,430
EXPENSES:
Operating expenses	16,813	17,158	34,297	33,722	70,078	65,481
Taxes other than income taxes	1,035	456	1,671	919	2,592	1,787
Depreciation and amortization	799	784	1,669	1,561	3,230	8,194
	18,647	18,398	37,637	36,202	75,900	75,462
INCOME FROM INDEPENDENT POWER OPERATIONS	$35,558	$4,892	$40,217	$10,893	$52,766	$90,968
OIL AND NATURAL GAS:
REVENUES:
Revenues	82,275	76,745	187,690	145,554	381,005	279,013
Intersegment revenues	4,361	3,912	9,726	8,312	18,077	16,285
	86,636	80,657	197,416	153,866	399,082	295,298
EXPENSES:
Operating expenses	69,685	70,848	162,792	134,027	331,373	258,673
Taxes other than income taxes	1,601	1,553	3,601	2,577	7,073	5,173
Depreciation, depletion, and amortization	6,717	5,954	13,440	11,519	25,753	22,930
Write-downs of long-lived assets	-	-	-	-	7,083	-
	78,003	78,355	179,833	148,123	371,282	286,776
INCOME FROM OIL AND NATURAL GAS OPERATIONS	8,633	2,302	17,583	5,743	27,800	8,522
OTHER OPERATIONS:
REVENUES:
Revenues	(1,215)	11,247	6,491	19,124	34,818	62,800
Intersegment revenues	471	561	1,995	1,002	2,867	2,351
	(744)	11,808	8,486	20,126	37,685	65,151
EXPENSES:
Operating expenses	(2,423)	11,159	5,523	19,914	35,700	67,685
Taxes other than income taxes	568	299	734	612	1,403	1,475
Depreciation and amortization	1,079	1,172	2,679	2,254	5,269	4,067
	(776)	12,630	8,936	22,780	42,372	73,227
INCOME (LOSS) FROM OTHER OPERATIONS	32	(822)	(450)	(2,654)	(4,687)	(8,076)
INTEREST EXPENSE AND OTHER:
Interest	556	1,255	1,329	3,358	2,881	10,189
Other income - net	(2,947)	(4,418)	(7,118)	(9,915)	(14,775)	(14,115)
	(2,391)	(3,163)	(5,789)	(6,557)	(11,894)	(3,926)
INCOME BEFORE INCOME TAXES	56,383	25,817	87,989	51,310	154,094	168,259
INCOME TAXES	18,911	7,503	28,229	13,785	46,567	52,894
NONUTILITY NET INCOME AVAILABLE FOR COMMON STOCK	$37,472	$18,314	$59,760	$37,525	$107,527	$115,365

Exhibit 99d

PRELIMINARY OPERATING STATISTICS
	Quarter Ended June 30			Six Months Ended June 30
	2000	1999	Change	%	2000	1999	Change	%
HEATING DEGREE DAYS	1,151	1,431	(280)	(20%)	4,246	4,381	(135)	(3%)
	Normal	1,257			Normal	4,708
COAL SALES (thousand(s) of tons):
Montana	2,029	2,348	(319)	(14%)	5,015	5,073	(58)	(1%)
Texas	1,675	2,039	(364)	(18%)	3,805	4,207	(402)	(10%)
Total	3,704	4,387	(683)	(16%)	8,820	9,280	(460)	(5%)
NONUTILITY OIL AND GAS PRODUCTION SALES VOLUMES:
Oil (Bbls)	133,410	124,286	9,124	7%	261,740	250,084	11,656	5%
Natural Gas (Mcfs)	7,280,626	6,989,661	290,965	4%	14,779,535	13,735,100	1,044,435	8%
NG Liquids - (Bbls)	123,198	126,811	(3,613)	(3%)	242,111	252,840	(10,729)	(4%)